EXHIBIT 99.1

TeraWulf Inc. Announces Closing of $500 Million 2.75% Convertible Senior Notes Offering

EASTON, Md.— October 25, 2024 — TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), a leading owner and operator of vertically integrated, next-generation digital infrastructure powered by predominantly zero-carbon energy, today completed its previously announced offering of 2.75% Convertible Senior Notes due 2030 (the “Convertible Notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The aggregate principal amount of notes sold in the offering was $500 million, which includes $75 million aggregate principal amount of notes issued pursuant to an option to purchase additional notes granted to the initial purchasers.

In conjunction with the issuance of the Convertible Notes, the Company entered into capped call transactions with a cap price of $12.80 (representing a premium of 100% over the last reported sale price) and repurchased $115 million of the Company’s common stock.

The table below illustrates the potential net dilution expectations from the overall transaction.

Net Share Dilution of Convertible with Capped Call and Share Repurchase Four aspects that reduce potential shareholder dilution from our recent convertible notes offering:Inclusion of a Capped Call Company purchased a capped call to neutralize dilution until the stock price is 100% above the reference price ($12.80) Concurrent Share Repurchase Company repurchased 17.97mm shares at the $6.40 reference share, simultaneous with the convertible offering Convertible is Callable by Company after 3 Years The provisional call feature allows the Company to call the notes at any time after 11/2027, if the stock price is 130% of the conversion price ($11.02) Overnight Execution The convertible was priced on an overnight basis, off an unaffected share price, avoiding the typical price decline of a marketed offeringIn combination, the Company will not issue more net shares than were repurchased upon conversion, until the share price is +188% above the $6.40 reference price, or $18.41 per share

Net shares Issued Upon Conversion (Grey Shaded Zone is Provisionally Callable by Company)

$500.0mm Deal Size at 2.75% coupon up 32.50% Conversion Premium with up 100.0% Capped Call Overlay + $115mm share repurchase

(in Millions)

Reference Price
Conversion Price
Upper Strike 100% above Stock Price at Issue
Shares in Millions
10.00
5.00
(5.00)
(10.00)
(15.00)
(20.00)
% of TSO
2.5%
1.5%
0.5%
(0.5%)
(1.5%)
(2.5%)
(3.5%)
(4.5%)
(5.5%)
(18)
(18)
(18)
(18)
(13)
(6)
0
1
3
5
$6.40 0.0%
$8.48 32.5%
$11.02 72.3%
$12.80 100.0%
$14.00 118.8%
$16.00 150.0%
$18.41 187.7%
$19.00 196.9%
$20.00 212.5%
$21.00 228.1%

TSO based on 382.60mm shares outstanding per Bloomberg

The net proceeds from the sale of the Convertible Notes were approximately $487.1 million after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Company. The Company expects to use $60 million of the net proceeds to pay the cost of the capped call transactions, $115 million to repurchase shares of its common stock and the remainder for general corporate purposes, which may include working capital, strategic acquisitions, expansion of data center infrastructure to support high-performance computing activities and expansion of existing assets.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining, and/or regulation regarding safety, health, environmental and other matters, which could require significant expenditures; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) adverse geopolitical or economic conditions, including a high inflationary environment; (8) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (9) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (10) employment workforce factors, including the loss of key employees; (11) litigation relating to TeraWulf and/or its business; and (12) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Investors:
Investors@terawulf.com

Media:
media@terawulf.com